Exhibit 99.1

Below are excerpts from a virtual event hosted on November 16, 2020 by IPO Edge, “Acceleration of Electrification: California’s 2035 Ban and the Future of EVs, Energy Technology and Regulation”, in which Tod Hynes, Founder and Chief Strategy Officer of XL Fleet, participated. This is not a transcript of the entire event and commentary unrelated to XL Fleet or Pivotal Investment Corporation II has been omitted. A replay of the entire event has been archived and is available at www.IPO-Edge.com.

Hope King, IPO Edge:

So, if we could just remind folks, our agenda for the rest of the afternoon—just for the remainder of this—we’ll have an opportunity for both parts of the forum—part one and part two—all the panelists to come. But for now, I’d like to introduce Paul Balciunas, who is the CFO at Canoo, Michael Farkas, the Founder and CEO at Blink Charging and Executive Chairman, and also Tod Hynes, Founder and Chief Strategy Officer at XL Fleet. Lots of questions about the schedule today, so our next roundtable will feature these three gentlemen. And, really, the common thread among them, as we’ve discovered through our practice sessions with them, is that there is such a massive opportunity for enterprise, for fleets. And so I really want to focus this topic, and focus this roundtable, on this topic with them.

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All right. And we’ll come back to both folks Paul and Michael in a sec. And Tod, want to bring you into this conversation as well. You know, you also have a perspective here on this. And you’ve also seen some changes in demand. So would love for you to start there. And of course, as well as introduce yourself.

Tod Hynes, XL Fleet:

Well, thank you very much for the opportunity here. XL Fleet is a leading provider of commercial fleet electrification systems. We’re very focused on the electric power train development, so electric motor, battery, converter control and everything else needed to get that system into some of the most popular commercial vehicles. We work with Ford, GM, we just announced we are expanding our plug-in hybrid option across four new GM vehicles: the 2500 and 3500 heavy duty pickups, as well as the 3500 and 4500 cutaways. Those are used for everything from school buses, delivery trucks, ambulances—so a very wide range of commercial vehicles. And our company’s, again, extremely focused on the electrification of those vehicles, so that’s the electric power train. Also, how to get those systems produced. We have a very low cost and highly scalable production capacity that leverages the existing manufacturing capacity of the industry. So our systems get installed as the vehicles are manufactured and then shipped anywhere in the country and end up as brand new vehicles at the customer’s location.

Another thing that is important to note is that some of our customers are looking at plugging in dozens, in some cases hundreds, of vehicles at the same facility. So there’s a really interesting opportunity there around solving the charging infrastructure challenge for those customers. And while we’ve announced XL Grid from an investor perspective, it’s in our materials, we haven’t fully launched or announced that part of the business. So we really want to be a comprehensive solutions provider for commercial fleet electrification. That’s across class two to six – these are light-duty, medium duty trucks – but we also plan on getting into class seven and eight, as well as all electric solutions in the 2022 timeframe.

Hope King, IPO Edge:

Thanks Tod. Michael, we were talking about the changes this year. Obviously, you know, we can’t avoid the topic of COVID. What are the changes that you’ve seen in terms of driving habits—are they picking back up, are they staying stable and, you know? And Paul and Tod please weigh in as well, as this of course impacts your business as well.

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Tod Hynes, XL Fleet:

On the demand front—I was just going to say, on the demand front, which you had asked earlier—we just announced our most successful quarter ever, with Q3 of this year doing over $6 million in revenue. And that was growth of over 140% compared to Q3 last year. So we’ve seen demand from customers increase significantly over the last couple years. There has definitely been some delays with COVID, but we have a pretty flexible network of installation capacity. So an example where we had a facility that had to ramp down production because of COVID, we actually were able to move that production capacity over to another facility, another partner. So relatively flexible production, as well as supply chain, where we have multiple battery suppliers. We’ve worked with a range of battery technologies: LTO, NCA, as well as NFC. So we’ve got a great electric power train platform that can evolve as technology evolves, so we can incorporate as new technology is available, but also work with multiple suppliers in an industry that’s moving very quickly. We’ve definitely seen a lot of these suppliers from the market. We’ve been able to work with some of the best and biggest to get various pieces of the supply chain integrated into our system.

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Hope King, IPO Edge:

Excellent. And I want to tie in the themes from our part one, which is, you know, California really driving much of the acceleration, demand, production. Also, fleets, right, and delivery vehicles, and trucks, hearing that from Steve. How are all those three aspects all impacting each of your businesses? And Tod, if you want to start first.

Tod Hynes, XL Fleet:

Yeah, so I think we’re one of the only customers that’s actively in the market right now. I mean, sorry, providers of electrification solutions that’s active in the market right now, that hasn’t relied on subsidies or incentives. So the vast majority of our sales, we’ve sold thousands of units, we’ve had customers that have bought hundreds and thousands of units. So it’s really something that has not relied on a check going out the door with each vehicle. So again, if you look at the existing commercial fleet electrification solutions, typically they’re very expensive, they come with a big incentive on a per vehicle basis and, in some cases, significantly negative gross margins. We actually have positive gross margins, they’re increasing, we expect that to continue. So I think the prospects of additional incentives are great and can definitely create a huge tailwind to expand even more quickly. But again, it’s not something that we’ve relied on or had to rely on. And I think that’s a huge differentiator compared to other solutions that are in the market today.

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Hope King, IPO Edge:

All right, we are at the time now where I’m going to start to incorporate more of the panelists. Before I do that, I do want to hear, you know, from Michael and Paul and Tod. You know, a wish list, right? You’ve got Tyson on, you know, no pressure Tyson. But I mean, you’ve got a wish list of things that you want, you just talked about the subsidies, is there anything else to help build out the infrastructure, you know, charging infrastructure? We had a lot of questions earlier around that as well. So, you know, here’s your opportunity now to put it out there in the universe.

Tod Hynes, XL Fleet:

Well, I’ll say one of the biggest opportunities that we see is to really create pools of clean energy infrastructure. So that’s the vehicles, the charging infrastructure, and everything else needed to power those vehicles. There’s a tremendous amount of infrastructure investors that we’ve talked to that are interested in financing that, and we think that XL’s in a great position, given that we have the broadest and most cost offering of electrification solutions across the commercial fleet market in the U.S., that we can actually be a leader in pulling those asset pulls together. So the wish list would be, you know, strategic partners, investors that are interested in that approach. We’re definitely interested in talking.

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Hope King, IPO Edge:

Great. I want to bucket some of these questions. They’re coming in, in sort of categories and topics. One question for you, Tod, specifically here: class seven, eight seems like a poor use case for full electrification, given charge time, payload, battery trade-offs, duty cycle, range, especially regarding long haul. How do you overcome the challenges?

Tod Hynes, XL Fleet:

Well, the way we look at it is fleet electrification is a broad term. It can be a hybrid, a plug-in hybrid, an all-electric platform, as well as a fuel cell electric platform. All those vehicles have electric power trains and they have pros and cons in each scenario. If you look at California’s target, it’s actually 2045 for zero emissions for commercial vehicles. So you’re talking about a decades-long transition here. And what we’re doing is putting electric power trains into end-use applications where the economics makes sense. And so that’s how we’re going to approach the class seven and eight market, same as we did in class two to six. We start with the customer, with real world data, real customers, and then back into the tech solution that makes economic sense and scale that product into the market, and that’s going to change over time.

As the cost of batteries comes down, you’re going to see more and more electrifications, where all-electric does make sense. But this is going to be a pretty long horizon for hybrid and plug-in hybrid solutions. And whether they’re running off gasoline or renewable natural gas, we’re agnostic on that front. There’s obviously a very good case for putting RNG into these vehicles.

So the short answer is, it depends on how the vehicles are used. Our whole business is around scaling electrification in a relatively agnostic way. We believe in the long run around electrification, but there’s multiple paths to get there, and getting there first, especially with certain drive cycles that are very demanding, can be very valuable.

Hope King, IPO Edge:

What are some of the vehicles that you believe is interesting market potential? This is a question here from Philip.

Tod Hynes, XL Fleet:

We haven’t disclosed anything in class seven and eight at this point, so I can’t announce anything like that.

Hope King, IPO Edge:

All right. And then considering EV vehicles will be mainstream and combustion engines are phasing out with a ban, how does that fleet for XL Fleet plan to stay in business? Will it build hybrid for natural gas and hydrogen vehicles?

Tod Hynes, XL Fleet:

Right, we do see all electric as a short-term opportunity. We have products in the work for 2022 timeframe, so we will be offering all electric solutions. The opportunity for hybrid and plug-in is going to be still in the multi-decade range. I mean, if you look at Bloomberg’s projections by 2040, still about 40% or less than 40% of all vehicles on the road are going to be all-electric. The new vehicles, obviously, are higher, but you look at some of the leaders like California setting their zero emission target at 2045 for commercial vehicles. China, who is the leader globally in production and usage of EVs, just updated their targets, so that it’s 50% hybrid—it’s 50% EVs and 50% hybrid. So they’ve learned more lessons than pretty much most countries in the world, and they’ve just adjusted, you know, after 10 years or so of being heavily committed to EVs. So we do think it’s going to be a long horizon. It’s an extremely massive market, you’re talking about a trillion-dollar market globally, just in commercial fleets when you include the vehicles as well as the energy consumption. So how fast it transfers to fully EV is not of concern for us. We’re already in there with leading customers, with a supply chain, with our production, with our service. So transitioning to full electric is part of the plan. And whether it happens in in two years, five years, ten years, you know, we’re fine with that transition.

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Hope King, IPO Edge:

Okay, great. And before I transition over to more of the opportunities, and a lot of questions about the SPACs, so I want to get to that in a second. But I do want to address a couple of these other questions around you know, again, the battery is the most important thing obviously driving the acceleration of electrification. The question coming here for a swappable battery. So in China there are some companies that are already making this. Uber was doing this with their jump bicycles and I think maybe their scooters. Does this panel here think that battery as a service works, so that B2C connection you know? Jagdeep, if you want to take that first.

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Tod Hynes, XL Fleet:

So I just want to add that I think the question around what’s the right charge rate? What’s the right charging technology or solution? It’s very important, obviously, because you want fleet electrification to be successful, and you don’t want people to be stranded. I think really understanding how those vehicles are operating in the field gives you great insight into what solution is going to make sense, under what application. And XL Fleet already has over 130, almost 140, million customer miles across North America. And just to put that in perspective, Tesla had about 4 million miles under their belt when they went public. So we’ve got really good insight into how our customers are using their vehicles, with our hybrid product and now plug-in hybrid product. And that gives us really good insight into as far as what technologies to bring to market. What’s the return on investment of a certain battery technology or certain charge rate based on, again, how those vehicles are being used in the real world.

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Hope King, IPO Edge:

You know, second to China really is California. There’s a great question here. Any of you concerned at all that everyone is dependent on California to launch? Is there enough demand for all companies?

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Tod Hynes, XL Fleet:

Yeah, on the commercial vehicle side, it’s less than 1% of new vehicles sold in the U.S. So we’re just getting started here, there’s plenty of room. You know, when people ask us who’s our competitor, it’s really gasoline and diesel. So, it’s a huge market, plenty of solutions out there.

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